Exhibit 99.2
CardioSpectra, Inc.
(A Development Stage Enterprise)
Condensed Balance Sheets
(unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$515,920	$893,280
Short-term investments	—	500,000
Prepaid expenses and other current assets	27,237	108,839

Total current assets	543,157	1,502,119

Property and equipment, net	212,421	186,921

Total assets	$755,578	$1,689,040

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$75,798	$33,787
Accrued compensation	64,808	14,371
Accrued liabilities	395,005	203,462
Preferred stock warrant liability	723,854	388,254

Total current liabilities	1,259,465	639,874

Deferred rent	7,207	8,082

Total liabilities	1,266,672	647,956

Stockholders’ equity (deficit)
Series A Convertible Preferred Stock, $0.001 par value - 3,154,574 shares authorized; 3,154,574 shares issued and outstanding at September 30, 2007 and December 31, 2006 (aggregate liquidation preference of $1,156,690 as of September 30, 2007)	3,154	3,154
Series B Convertible Preferred Stock, $0.001 par value - 3,706,620 shares authorized at September 30, 2007 and December 31, 2006; 3,154,574 and 2,190,815 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively (aggregate liquidation preference of $3,210,948 as of September 30, 2007)	3,154	2,191
Common Stock, $0.001 par value - 15,000,000 shares authorized; 1,417,500 and 1,415,000 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	1,417	1,415
Additional paid-in capital	4,741,373	3,681,442
Stock subsciption receivable	—	(583,464)
Deficit accumulated during development stage	(5,260,192)	(2,063,654)

Total stockholders’ equity (deficit)	(511,094)	1,041,084

Total liabilities and stockholders’ equity (deficit)	$755,578	$1,689,040

See accompanying notes to unaudited condensed financial statements.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Condensed Statements of Operations
(unaudited)

					Period from
	For the three months		For the nine months		April 20, 2005
	ended		ended		(Inception) to
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007
Grant income	$—	$—	$—	$192,350	$867,350

Operating expenses:
Research and development	827,432	343,998	2,011,890	692,690	3,605,042
General and administrative	325,758	206,210	884,716	591,322	1,872,665

Total operating expenses	1,153,190	550,208	2,896,606	1,284,012	5,477,707

Loss from operations	(1,153,190)	(550,208)	(2,896,606)	(1,091,662)	(4,610,357)

Other income (expense):
Interest income	8,475	6,110	35,668	12,597	74,019
Change in fair value of preferred stock warrants	(255,719)	10,463	(335,600)	10,463	(340,602)

Total other income (expense)	(247,244)	16,573	(299,932)	23,060	(266,583)

Net loss	$(1,400,434)	$(533,635)	$(3,196,538)	$(1,068,602)	$(4,876,940)

See accompanying notes to unaudited condensed financial statements.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Condensed Statements of Cash Flows
(unaudited)

			Period from
			April 20, 2005
	For the nine months ended		(Inception) to
	September 30,		September 30,
	2007	2006	2007
Operating activities
Net loss	$(3,196,538)	$(1,068,602)	$(4,876,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,060	9,608	76,245
Stock-based compensation expense	162,989	149,390	348,293
Change in fair value of preferred stock warrants	335,600	(10,463)	340,602
Changes in operating assets and liabilities:
Prepaid assets and other assets	81,602	(9,677)	(27,237)
Accounts payable	42,011	—	75,798
Accrued compensation	50,437	9,199	64,808
Accrued liabilities	191,543	243,139	395,005
Deferred rent	(875)	5,408	7,207

Net cash used in operating activities	$(2,277,171)	$(671,998)	$(3,596,219)

Investing activities
Purchase of short-term investments	—	(500,000)	(500,000)
Proceeds from the sale of short-term investments	500,000	—	500,000
Purchase of property and equipment	(81,560)	(62,546)	(288,666)

Net cash provided by (used in) investing activities	$418,440	$(562,546)	$(288,666)

Financing activities
Proceeds from issuance of Common Stock	—	—	1,000
Proceeds from issuance of Series A preferred stock	—	59,259	960,110
Proceeds from issuance of Series B preferred stock	1,481,291	1,462,518	2,943,809
Proceeds from issuance of common stock warrants	—	482,650	482,650
Exercise of stock options	80	13,156	13,236

Net cash provided by financing activities	$1,481,371	$2,017,583	$4,400,805

Increase (decrease) in cash and cash equivalents	(377,360)	783,039	515,920

Cash and cash equivalents, beginning of period	893,280	533,723	—

Cash and cash equivalents, end of period	$515,920	$1,316,762	$515,920

Supplemental disclosure of non-cash transactions:
Issuance of Series B preferred stock warrants	—	$383,252	$383,252
Preferred stock issued for subscription receivable	—	—	$583,464
See accompanying notes to unaudited condensed financial statements.

CardioSpectra, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements
September 30, 2007
1. Organization and Description of Business
Originally incorporated April 20, 2005 as HSC Light, Inc. changed its name to CardioSpectra, Inc. (CardioSpectra or the Company) on August 29, 2005. CardioSpectra, Inc. is a Texas-based medical device company. The Company is focused on developing medical products based on a platform of Optical Coherence Tomography (OCT) technologies. OCT is the use of low-intensity lightwaves to detect broadband light reflected from tissue forming optical interference, and creating images of the selected tissue. Since inception, the Company has principally been active in performing research and development. Accordingly, the Company has been classified as a development stage enterprise. The Company’s operations constitute one business segment.
Recent Developments
On December 18, 2007, the Company was merged into Volcano Corporation, a Delaware Company (“Volcano”). Upon closing of the transaction, Volcano paid approximately $25,144,000 in cash to purchase the outstanding equity interests of the Company. If specific milestones are achieved following the closing, Volcano will be obligated to pay up to an additional $38,000,000 in cash. No adjustments have been made to these financial statements as a result of this transaction.
2. Stockholders’ Equity
Common Stock
The Company is authorized to issue 15,000,000 shares of common stock. Common stockholders are entitled to one vote for each share held and to receive dividends if and when declared by the Board of Directors. As of September 30, 2007 and December 31, 2006, the Company has reserved 10,863,252 and 9,901,993 shares, respectively, of common stock for future issuance, for the conversion of preferred stock, and the exercise of stock options and warrants.
Restricted Stock
In July 2005, in connection with the issuance of Series A Preferred Stock, the Company entered into a repurchase option agreement with the founders to restrict a portion of their common shares. Under these agreements 320,000 shares became restricted and these shares vest monthly over four years. No compensation expense was recorded for these restricted shares as the shares were originally owned by the founders without similar restrictions. As of September 30, 2007 and December 31, 2006, there were 146,632, and 206,644 restricted shares outstanding, respectively.
On December 7, 2007, in anticipation of the proposed acquisition of the Company by Volcano Corporation, the Company accelerated the vesting of the remaining 133,296 restricted shares.
Warrants
In May 2006, the Company received a grant from the State of Texas in the amount of $1,350,000. Under the terms of the grant agreement, the Company issued warrants to purchase 1,419,558 shares of the Company’s common stock to the State of Texas. The warrants are exercisable at the earlier of (i) 18 months after issuance of warrant or (ii) capital reorganization of common stock, or (iii) consolidation or merger of the Company. The warrants are exercisable in perpetuity at an exercise price of $0.001 per share. Using the Black-Scholes valuation model, the Company estimated the fair value of the warrants to be $482,650. Accordingly, the Company allocated $482,650 of the grant consideration to the warrant issued with the remaining consideration of $867,350 recorded as grant income. During the three and nine month period ended September 30, 2007, the Company recognized grant revenue of $0 and $192,350, respectively.

In accordance with EITF-00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the warrants were recorded in the financial statements as permanent equity and are included in additional paid-in capital. The warrants are reviewed on each balance sheet date to determine if the classification as equity is still appropriate. As of December 31, 2006 all warrants remain outstanding and classified as equity.
3. Convertible Preferred Stock
The Company has authorized 6,861,194 and issued 6,309,148 shares of preferred stock and has also issued warrants to purchase 552,046 shares of the Company’s Series B Preferred Stock (“Series B Warrants”) at $0.951 per share to certain holders of Series B Preferred Stock. The Series B Warrants are exercisable anytime up for a period of seven years from the date of issuance. The Company must issue Series B Preferred Stock upon exercise and cannot settle in cash. The Series B Warrants were recorded as a deemed dividend to Series B Stockholders and are classified as liabilities in the Balance Sheets at their initial fair value, with changes in fair value charged to the Statement of Operations at each balance sheet date in accordance with FSP 150-5. The change in the fair value of the Series B Warrants for the three months ended September 30, 2007 and 2006 was $255,719 and ($10,463), respectively and for the nine months ended September 30, 2007 and 2006 was $335,600 and ($10,463), respectively, and for the period from April 20, 2005 (inception) to September 30, 2007 was $340,602.
The Company has issued Series A and Series B Redeemable Convertible Preferred Stock (collectively, the “Preferred Stock”). Such Preferred Stock is subject to the following rights and privileges:
Voting
Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is then convertible. Except for certain corporate matters described in the Company’s Amended and Restated Certificate of Incorporation or as otherwise required by law, the holders of Preferred Stock shall vote together with all other classes and series of stock of the Company as a class.
Dividends
The Company’s Series A and Series B Preferred Stock bears a $0.025 and $0.076, respectively, cumulative dividend per share per year. No dividends have been paid to date. Preferred stockholders do not have participation rights with respect to dividends declared on common stock.
Conversion
The holders of the outstanding shares of Preferred Stock shall be entitled, at any time, to cause their shares to be converted into common stock on a share-for-share basis. However, if there is a stock dividend, stock split or reverse stock split that takes place before conversion of Preferred Stock, then a new conversion factor would be calculated. This calculation is intended for the Preferred Stockholders to maintain the same equity interest upon conversion into common stock as before the common stock dividend or split.
The Preferred Stock will convert automatically upon the closing of a Qualified Public Offering of the Company’s common stock in which the aggregate price paid for such shares by the public shall be at least $20,000,000 and the price per share paid by the public shall be at least $3.00 per share.
The holders of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any shares of Preferred Stock into shares of Common Stock.

Redemption
Commencing on July 26, 2010, a majority of the Series A Preferred Stockholders may elect to redeem their shares for cash at the redemption price of $0.317 plus any accrued but unpaid dividends. Commencing on August 29, 2011, a majority of the Series B Preferred Stockholders may elect to redeem their shares for cash at the redemption price of $0.951 plus any accrued but unpaid dividends.

	Date of Earliest	Maximum Amount To
	Redemption	Be Redeemed
Series A	July 26, 2010	$1,379,263

Series B	August 29, 2011	$4,127,471
Liquidation
In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Company, (the consolidation or merger of the Company with or into another entity, or the sale, lease, abandonment, transfer or other disposition by the Company of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company) the holders of the Preferred Stock are entitled to receive, prior to and in preference to the holders of common stock or any other capital stock of the Company ranking on liquidation junior to the Preferred Stock, an amount equal to $0.317 and $0.951, respectively, for each outstanding share of Series A and B Preferred Stock, plus any accrued but unpaid dividends as of the date of liquidation (collectively, the “Series A and B Liquidation Preference”).
In the event that the assets of the Company to be distributed are less than the Series A and B Liquidation Preference, then the assets of the Company shall be paid to the Series A and B on an equal basis.
4. Stock Based Compensation
The Company’s 2005 Stock Option Plan (the “Plan”) provides for grants of incentive and nonstatutory stock options up to an aggregate of 2,000,000 shares to employees, directors, and consultants. On August 14, 2006 the Board increased the number of shares issuable under the Plan to 3,000,000. The term of each stock option grant is generally 10 years from the date of grant. Vesting is determined by the Company’s Board of Directors and generally occurs over a period of not greater than four years. As of September 30, 2007, there were 699,968 shares available for grant.
On January 1, 2006, the Company adopted SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. Prior to January 1, 2006, the Company accounted for share-based payments using the intrinsic value method in accordance with APB No. 25, and related Interpretations, as permitted by SFAS 123. In accordance with APB No. 25, stock-based compensation expense had been recognized only when the fair value of the stock options granted to employees and directors was greater than the exercise price of the underlying stock at the date of grant. Stock options issued to consultants will continue to be accounted for under EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.
The Company adopted SFAS No. 123(R) using the modified-prospective-transition method. Under that transition method, stock-based compensation cost recognized in the year ended December 31, 2006 includes stock-based compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and stock-based compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Under SFAS No. 123(R), the fair value of each option is estimated on the date of grant using the Black-Scholes-Merton option-pricing model (“Black-Scholes” model) utilizing the following assumptions:

Risk-Free Interest Rate—The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the implied yield currently available on U.S. Treasury constant maturity securities with the same or substantially equivalent remaining term.
Expected Term—The expected term represents the period that the Company’s stock-based awards are expected to be outstanding. With the adoption of SFAS No. 123(R) on January 1, 2006, as permitted by SAB No. 107, the Company adopted a temporary “shortcut approach” to developing the estimate of the expected term of an employee stock option. Under this approach, the expected term is presumed to be the mid-point between the vesting date and the contractual end of the option grant. The “short-cut approach” is not permitted for options granted, modified or settled after December 31, 2007.
Estimated Volatility Factor—The Company uses the calculated volatility based upon the trading history and implied volatility of the Company’s common stock and the common stock of comparable medical device companies in determining an estimated volatility factor when using the Black-Scholes option-pricing formula to determine the fair value of options granted.
Expected Dividends—The Company has not declared dividends nor does it expect to for the foreseeable future. Therefore, a zero value was used for the expected dividend value factor when using the Black-Scholes model to determine the fair value of options granted.
Estimated Forfeitures—When estimating forfeitures, the Company considers it’s historical voluntary and involuntary termination behavior as well as analysis of actual option forfeitures. A zero forfeiture rate was used.
The fair value of each option is estimated on the date of grant using the Black-Scholes model utilizing the following assumptions:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Risk-free interest rate	4.3% - 5.0%	5.2%	4.3% - 5.0%	4.3% - 5.2%
Expected term (years)	5.64	6.18	5.66	5.91
Estimated volatility	53.2% - 62.0%	74.0%	53.2% - 64.4%	74.0% - 79.2%
Expected dividends	None	None	None	None
The following table sets forth stock-based compensation expense included in the Company’s Statements of Operations:

					Period from
					April 20, 2005
	Three Months Ended		Nine Months Ended		(Inception) to
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007
Research and development	$44,834	$4,094	$89,078	$4,854	$105,209
General and administrative	$24,637	$24,637	$73,911	$144,536	$243,084
Included in the table above are $36,221 and $3,714 of stock-based compensation expense related to non-employees in the three months ended September 30, 2007 and 2006, respectively, $72,837 and $3,714 for the nine months ended September 30, 2007 and 2006, respectively, and $84,202 for the period from April 20, 2005 (inception) to September 30, 2007. The Company has not recognized, and it does not expect to recognize in the near future, any tax benefit related to stock-based compensation cost as a result of the full valuation allowance on the Company’s net deferred tax assets and our net operating loss carryforwards.

Stock option activity for the nine months ended September 30, 2007 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual
	Shares	Price	Life
Outstanding, December 31, 2006	1,465,032	$0.04
Granted below estimated fair value (weighted-average fair value of $0.42)	420,000	0.13
Exercised	(2,500)	0.03
Canceled	(7,500)	0.03

Outstanding, September 30, 2007	1,875,032	0.06	8.8

Vested and expected to vest, September 30, 2007	1,875,032	$0.06	8.8
Stock options outstanding at September 30, 2007 are summarized as follows:

	Stock Options Outstanding		Options Exercisable
		Weighted Avg Remaining
Exercise price	Number Outstanding	Contractual Life	Number Outstanding
$0.03	1,205,032	8.5	437,508
$0.10	610,000	9.2	126,042
$0.33	60,000	9.9	5,000

	1,875,032	8.8	568,550

A summary of the Company’s non-vested shares as of September 30, 2007 and changes during the year are as follows:

		Weighted
		Average
		Grant Date
	Shares	Fair Value
Non-vested shares at December 31, 2006	1,319,196	$0.31
Grant of options	420,000	$0.42
Vested	(425,214)	$0.32
Forfeitures or cancellations	(7,500)	$0.34

Non-vested shares at September 30, 2007	1,306,482	$0.34

As of September 30, 2007, $251,717 of total unrecognized compensation expense related to stock options is expected to be recognized over a weighted average term of 2.9 years. On December 18, 2007, in conjunction with the acquisition of the Company by Volcano Corporation, all of the remaining stock options vested pursuant to the terms of the Plan. The total fair value of shares vested during the nine months ended September 30, 2007 and 2006 was $333,944 and $142,993, respectively.
5. Income Taxes
Due to the Company’s net operating losses, no provision for income taxes has been made. Furthermore, valuation allowances have been recorded to offset all deferred tax assets arising from the benefits of net operating loss carry forwards. Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating losses will be limited if a cumulative change in ownership of more than 50% has occurred within a three-year period.
6. Credit Facility
March 20, 2007 the Company entered into a loan agreement with JPMorgan Chase Bank, NA, initiating an unsecured, uncollateralized Business Line of Credit with $100,000 borrowing capacity. Interest on unpaid principal balances accrues at a variable rate per annum equal to the sum of the Prime Rate plus 5.35%. An annual fee of $150 is due to JP Morgan Chase each anniversary of the first scheduled payment date, April 20, 2007. The Company did not utilize this line of credit during any period from initiation through September 30, 2007, and, therefore, has incurred $0 in interest expenses relating to this credit facility. See “Note 10. Subsequent Events” for additional information.

7. Risk Concentration
The Company’s technology has been developed using a combination of patents, which are owned by the University of Texas. The Company holds an exclusive agreement to utilize and develop these patents. The Company’s success in further developing its OCT technologies and eventually commercializing the equipment is contingent on the continued exclusive right to these patents. In the event such rights are lost, competitors may be able to develop similar technologies which would impede the Company’s ability to commercialize and garner significant revenue in the cardio imaging market.
Additionally, the development of OCT, as is the case in the development of all new technologies, is dependent on the availability of rare and in some cases completely unique pieces of equipment. The Company’s success in developing and eventually commercializing the OCT equipment is contingent on the continued availability of customized solutions in prototype development.
8. Legal Matters
The Company is not currently and has not previously been party to threatened or pending litigation.
9. Related Party Transactions
Two of the Company’s stockholders and seven option holders provide consulting services to the Company in exchange for cash. Compensation paid for these consulting fees was approximately $221,769 for the period from April 20, 2005 (inception) to September 30, 2007, $88,636 and $8,325 for the three months ended September 30, 2007 and 2006, respectively, and $158,950 and $16,325 for the nine months ended September 30, 2007 and 2006, respectively.
The Company holds an exclusive license agreement with the University of Texas to use and develop certain patents owned by the University. Under this agreement, the Company issued 600,000 shares of Common Stock to the University of Texas in April, 2005 and reimbursed the University for past and current charges relating to the filing and prosecution of patents included in the license agreement. Total patent filing and prosecution fees reimbursed to the University of Texas are recorded as research and development expenses in the Statement of Operations and were $342,689 for the period from April 20, 2005 (inception) to September 30, 2007, $5,780 and $0 for the three months ended September 30, 2007 and 2006, respectively, and $5,780 and $93,984 for the nine months ended September 30, 2007 and 2006, respectively.
Christopher Banas, CEO and Paul Castella, President and CFO, hold shares of Common Stock as well as fully vested stock options in the Company. Additionally, Paul Castella is a partner in the venture fund ATP Partners, LP, which holds 3,154,574 Series A Preferred shares. Christopher Banas founded CB Tech Ventures, LLC a Series B Preferred Stock owner (78,864 shares), a Series B Warrant holder (27,602 warrants) and investor with ATP Partners, LP. Mr. Banas is also a limited partner of Scientific Health Development, a Series B Preferred Stock owner (1,051,025 shares) and Series B Warrant holder (368,033 warrants). These organizations did not provide services to the Company during the period from April 20, 2005 (inception) to September 30, 2007. Mr. Castella did sublease a portion of the San Antonio office space occupied by the Company. Sublease income was $1,500 for the three months ended September 30, 2007 and 2006, $4,500 and $6,000 for the nine months ended September 30, 2007 and 2006, respectively and $12,000 for the period from April 20, 2005 (inception) to September 30, 2007.
10. Subsequent Events
On November 28, 2007, the Company utilized a line of credit with JP Morgan Chase Bank, N.A., (the Bank) receiving $100,000, the maximum borrowing capacity under the agreement. The line of credit was established March 20, 2007. On November 28, 2007 the Company entered into a separate loan agreement with the Bank providing for $500,000 in borrowings, received November 30, 2007. Interest accrues at a variable rate per annum equal to the Prime Rate plus 2.5%. These loan agreements contain representations, warranties, financial covenants, default and pre-payment provisions customary for these types of financings. Approximately $100,000 of the $500,000 in borrowings was used to pay the then outstanding principal and accrued interest balance from the line of credit agreement with the Bank.
Board Member, Phillip J. Romano and Series B Preferred Stock warrant holder, J. Stuart Fitts are guarantors to the above loan agreement. In exchange for the Guarantee Agreements, the Company issued 12,500 common stock warrants each to Messrs. Romano and Fitts in November 2007.
On December 7, 2007, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Volcano Corporation, a Delaware corporation (“Volcano”), Corazon Acquisition, Inc., a wholly-owned subsidiary of Volcano and Christopher E. Banas and Paul Castella, as the Shareholders’ Representatives, to sell all of the Company’s equity to

Volcano. Pursuant to the Merger Agreement, Volcano paid $25,144,000 in cash to the Company’s stockholders and warrantholders at closing, $2,500,000 of which was contributed to and remains subject to an escrow fund which will be available for 12 months following the later of the closing of the merger contemplated by the Merger Agreement (the “Merger”) and the date of completion of any audit of the Company’s financial statements, to indemnify Volcano and related indemnitees for certain matters, including breaches of representations and warranties and covenants made by Company in the Merger Agreement. In addition, in the event that certain milestones in the development of Optical Coherence Tomography are achieved, Volcano will be obligated to pay up to an additional $38,000,000 in cash or shares of Volcano Common Stock, as determined by Volcano in its sole discretion. The Merger was completed on December 18, 2007.
Pursuant to executive employment agreements with Messrs. Banas and Castella and concurrent with the closing of the Merger, the Company paid each of Messrs. Banas and Castella a change-of-control settlement. The settlement amount was $521,883 for each executive, or $1,043,666 total. Because the Merger was not probable as of the last balance sheet date presented herein, September 30, 2007, no liability was recognized as of September 30, 2007.